Exhibit 99.1

NEWS RELEASE

Contact:
Sheila Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

Triumph Group Reports Strong Second Quarter Fiscal 2012 Earnings; Raises Fiscal Year 2012 Guidance

•	Net sales for second quarter fiscal year 2012 increased 3% to $790.5 million

•	Operating income for second quarter fiscal year 2012 increased 26% to $108.5 million, reflecting an operating margin of 14%

•	Income from continuing operations for second quarter fiscal year 2012 increased 39% to $59.3 million, or $1.15 per diluted share, excluding integration costs

•	Year to date cash flow from operations before pension contribution of $61.0 million was $122.1 million
BERWYN, Pa., Oct 31, 2011 (BUSINESS WIRE) -- Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the second quarter of fiscal year ending March 31, 2012 totaled $790.5 million, a three percent increase from last year's second quarter net sales of $768.2 million, all of which was organic. Net sales for the quarter reflected less non-recurring revenue principally related to development of the Boeing 747 as compared to the prior year quarter. In addition, there were two fewer 747 shipments in the current quarter related to Boeing's previously announced pause in production. Excluding the impact of both of these items, year over year revenue growth would have been in excess of ten percent. Income from continuing operations for the second quarter of fiscal year 2012 increased forty percent to $58.6 million, or $1.13 per diluted share, versus $41.8 million, or $0.84 per diluted share, for the second quarter of the prior fiscal year. The quarter's results included $1.1 million pretax ($0.7 million after tax or $0.02 per diluted share) of integration expenses related to the acquisition of Vought Aircraft Industries (now Triumph Aerostructures-Vought Aircraft Division). The prior fiscal year's quarter included $1.3 million pretax ($0.8 million after tax) of integration costs associated with the Vought acquisition. Excluding these costs, income from continuing operations for the quarter was $59.3 million, or $1.15 per diluted share. The number of shares used in computing diluted earnings per share for the second quarter of fiscal year 2012 was 51.6 million shares and reflected the previously announced two-for-one stock split.
Net sales for the first six months of fiscal year 2012 were $1.636 billion, a thirty-nine percent increase from net sales of $1.175 billion last fiscal year. Income from continuing operations for the first six months of fiscal year 2012 increased 105 percent to $109.5 million, or $2.13 per diluted share, versus $53.4 million, or $1.22 per diluted share, in the prior year period. The year to date results included $1.6 million pretax ($1.0 million after tax or $0.02 per diluted share) of integration expenses related to the Vought acquisition. The prior fiscal year period included $18.7 million pretax ($14.0 million after tax) of transaction and integration expenses associated with the Vought acquisition. Excluding these costs, income from continuing operations for the first six months of fiscal year 2012 was $110.5 million, or $2.15 per diluted share. Net income for the first six months of fiscal year 2012 increased 105 percent to $108.7 million, or $2.11 per diluted share, versus $52.9 million, or $1.21 per diluted share, in the prior year period. During the six months ended September 30, 2011, the company generated $122.1 million of cash flow from operations before Triumph Aerostructures' pension contribution of $61.0 million; after this contribution, cash flow from operations was $61.1 million. The year to date cash flow was negatively impacted by a $51.0 million contractual payment that was due at the end of September but not received until the beginning of October.

Segment Results
Aerostructures
The Aerostructures segment reported net sales for the quarter of $588.0 million compared to $577.7 million in the prior year period, an increase of two percent, all of which was organic. The segment's revenue for the quarter reflected less non-recurring revenue principally related to development of the Boeing 747 as compared to the prior year quarter. In addition, there were two fewer 747 shipments in the current quarter related to Boeing's previously announced pause in production. Excluding the impact of both of these items, year over year revenue growth would have been in excess of ten percent. Operating income for the second quarter of fiscal year 2012 was $92.5 million compared to $70.0 million for the prior year period, an increase of thirty-two percent. The segment's operating margin for the quarter increased to sixteen percent, a 360 basis points improvement over the prior year period.
Aerospace Systems
The Aerospace Systems segment reported net sales for the quarter of $133.8 million, compared to $123.5 million in the prior year period, an increase of eight percent, all of which was organic. Operating income for the second quarter of fiscal year 2012 was $22.6 million compared to $17.1 million for the prior year period, an increase of thirty-two percent. Operating margin for the quarter was seventeen percent, an increase of 300 basis points over the prior year period. The segment's operating results included $0.5 million of legal expenses associated with the ongoing trade secret litigation.
Aftermarket Services
The Aftermarket Services segment reported net sales for the quarter of $70.5 million, compared to $68.7 million in the prior year period, an increase of three percent, which brings year to date sales growth to ten percent. All of the segment's sales were organic. Operating income for the second quarter of fiscal year 2012 was $7.0 million compared to $8.2 million (which included a gain of $0.7 million on the sale of certain intellectual property) for the prior year period. Operating margin for the quarter was ten percent.
Outlook
Commenting on the company's performance and its outlook for fiscal year 2012, Richard C. Ill, Triumph's Chairman and Chief Executive Officer, said, "This was another strong quarter for Triumph, driven by significant operating income growth and a 250 basis point expansion in year over year operating margin. We are particularly proud of the strong operating margins we generated in our Aerospace Systems segment as well as our Aerostructures segment, both of which were a result of good execution. Our Aerostructures segment margins also benefited from the synergies we realized from the Vought acquisition."
"Based on our strong year to date performance, current production rates and a weighted average share count of 51.6 million shares, we are reaffirming our revenue guidance for fiscal year 2012 of $3.2 to $3.5 billion and are raising our full year earnings guidance to earnings per share from continuing operations of approximately $4.50 per diluted share excluding integration costs."
As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2012 second quarter results. The conference call will be available live and archived on the company's website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from November 1st until November 7th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1554799.
Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.
More information about Triumph can be found on the company's website at http://www.triumphgroup.com.
Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, and earnings results for fiscal 2012. All forward-looking statements involve risks and uncertainties which could affect the company's actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.
Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph's reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2011		2010		2011		2010

Net sales	$790,528		$768,200		$1,635,591		$1,175,409

Operating income	108,456	*	86,117	**	213,836	*	118,967	**

Interest expense and other	17,671		23,459		44,133		35,250
Income tax expense	32,221		20,837		60,235		30,316

Income from continuing operations	58,564		41,821		109,468		53,401
Loss from discontinued operations, net of tax	(76)		(281)		(765)		(489)

Net income	$58,488		$41,540		$108,703		$52,912

Earnings per share - basic:

Income from continuing operations	$1.20		$0.87		$2.25		$1.28
Loss from discontinued operations	$—		$(0.01)		$(0.02)		$(0.01)
Net income	$1.20		$0.86		$2.24	^	$1.26	^

Weighted average common shares outstanding - basic	48,697		48,115		48,582		41,845

Earnings per share - diluted:

Income from continuing operations	$1.13		$0.84		$2.13		$1.22
Loss from discontinued operations	$—		$(0.01)		$(0.01)		$(0.01)
Net income	$1.13		$0.83		$2.11	^	$1.21

Weighted average common shares outstanding - diluted	51,646		50,036		51,478		43,782

Dividends declared and paid per common share	$0.04		$0.02		$0.06		$0.04

^	Difference due to rounding.
*	Includes $1,144 and $1,604 of integration expenses associated with the acquisition of Vought, for the three and six months ended September 30, 2011, respectively.
**	Includes $1,283 and $18,650 of acquisition and integration expenses associated with the acquisition of Vought for the three and six months ended September 30, 2010, respectively.

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)
 BALANCE SHEET

	Unaudited	Audited
	September 30,	March 31,
	2011	2011
Assets
Cash and cash equivalents	$34,750	$39,328
Accounts receivable, net	364,590	374,491
Inventory, net of unliquidated progress payments of $121,389 and $138,206	818,126	781,714
Rotable assets	32,221	26,607
Prepaid and other current assets	24,958	18,141
Assets held for sale	—	4,574
Current assets	1,274,645	1,244,855

Property and equipment, net	719,949	734,879
Goodwill	1,531,106	1,530,580
Intangible assets, net	842,502	859,620
Other, net	52,717	93,303

Total assets	$4,420,919	$4,463,237

Liabilities & Stockholders' Equity
Current portion of long-term debt	$165,451	$300,252
Accounts payable	264,762	262,716
Accrued expenses	284,002	313,354
Deferred income taxes	99,809	78,793
Liabilities related to assets held for sale	—	431
Current liabilities	814,024	955,546

Long-term debt, less current portion	1,099,091	1,011,752
Accrued pension and post-retirement benefits, noncurrent	601,964	680,754
Other noncurrent liabilities	165,041	180,462

Temporary equity	—	2,506

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 49,205,763 and 48,690,606 shares issued	49	49
Capital in excess of par value	827,999	819,197
Treasury stock, at cost, 156,903 and 177,184 shares	(4,711)	(5,085)
Accumulated other comprehensive income	114,439	120,471
Retained earnings	803,023	697,585
Total stockholders' equity	1,740,799	1,632,217

Total liabilities and stockholders' equity	$4,420,919	$4,463,237
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2011		2010		2011		2010

Net Sales:
Aerostructures	$587,977		$577,700		$1,231,283		$809,035
Aerospace Systems	133,775		123,500		266,785		240,933
Aftermarket Services	70,547		68,686		140,915		128,483
Elimination of inter-segment sales	(1,771)		(1,686)		(3,392)		(3,042)
	$790,528		$768,200		$1,635,591		$1,175,409

Operating Income (Loss):
Aerostructures	$92,489		$69,964		$180,463		$106,030
Aerospace Systems	22,644		17,149		45,061		35,497
Aftermarket Services	7,015		8,163		13,976		12,284
Corporate	(13,692)		(9,159)		(25,664)		(34,844)
	$108,456	*	$86,117	**	$213,836	*	$118,967	**

Depreciation and Amortization:
Aerostructures	$21,937		$18,774		$43,782		$26,818
Aerospace Systems	4,322		4,214		8,667		8,403
Aftermarket Services	2,341		3,043		4,771		6,086
Corporate	866		190		1,713		570
	$29,466		$26,221		$58,933		$41,877

Amortization of Acquired Contract Liabilities:
Aerostructures	$(5,770)		$(8,722)		$(13,510)		$(9,581)

Capital Expenditures:
Aerostructures	$12,590		$17,263		$21,725		$22,560
Aerospace Systems	3,009		3,758		6,514		6,262
Aftermarket Services	1,342		1,454		3,104		2,348
Corporate	1,314		1,813		2,577		10,058
	$18,255		$24,288		$33,920		$41,228

*	Includes $1,144 and $1,604 of integration expenses associated with the acquisition of Vought, for the three and six months ended September 30, 2011, respectively.
**	Includes $1,283 and $18,650 of acquisition and integration expenses associated with the acquisition of Vought for the three and six months ended September 30, 2010, respectively.
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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is EBITDA, which is our income from continuing operations before interest, income taxes, amortization of acquired contract liabilities, depreciation and amortization. We disclose EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is income from continuing operations. In calculating EBITDA, we exclude from income from continuing operations the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of EBITDA to income from continuing operations set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our EBITDA.

EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our income from continuing operations has included significant charges for depreciation and amortization. EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our income from continuing operations to calculate EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to income from continuing operations:

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through the acquisition of Vought. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our EBITDA reconciled to our income from continuing operations for the indicated periods:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):
Income from continuing operations	$58,564	$41,821	$109,468	$53,401

Add-back:
Income tax expense	32,221	20,837	60,235	30,316
Interest expense and other	17,671	23,459	44,133	35,250
Amortization of acquired contract liabilities	(5,770)	(8,722)	(13,510)	(9,581)
Depreciation and amortization	29,466	26,221	58,933	41,877

Earnings before Interest, Taxes, Depreciation
and Amortization ("EBITDA")	$132,152	$103,616	$259,259	$151,263

Net sales	$790,528	$768,200	$1,635,591	$1,175,409

EBITDA Margin	16.7%	13.5%	15.9%	12.9%

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2011
		Segment Data
	Total	Aerostructurers	Aerospace Systems	Aftermarket Services	Corporate/Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from continuing operations	$58,564

Add-back:
Income tax expense	32,221
Interest expense and other	17,671

Operating income (loss)	$108,456	$92,489	$22,644	$7,015	$(13,692)

Amortization of acquired contract liabilities	(5,770)	(5,770)	—	—	—
Depreciation and amortization	29,466	21,937	4,322	2,341	866

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (EBITDA):	$132,152	$108,656	$26,966	$9,356	$(12,826)	*

Net sales	$790,528	$587,977	$133,775	$70,547	$(1,771)

EBITDA Margin	16.7%	18.5%	20.2%	13.3%	n/a

	Six Months Ended September 30, 2011
		Segment Data
	Total	Aerostructurers	Aerospace Systems	Aftermarket Services	Corporate/Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from continuing operations	$109,468

Add-back:
Income tax expense	60,235
Interest expense and other	44,133

Operating income (loss)	$213,836	$180,463	$45,061	$13,976	$(25,664)

Amortization of acquired contract liabilities	(13,510)	(13,510)	—	—	—
Depreciation and amortization	58,933	43,782	8,667	4,771	1,713

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("EBITDA")	$259,259	$210,735	$53,728	$18,747	$(23,951)	**

Net sales	$1,635,591	$1,231,283	$266,785	$140,915	$(3,392)

EBITDA Margin	15.9%	17.1%	20.1%	13.3%	n/a

*	Includes $1,144 of integration expenses associated with the acquisition of Vought.
* *	Includes $1,604 of integration expenses associated with the acquisition of Vought.

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2010
		Segment Data
	Total	Aerostructurers	Aerospace Systems	Aftermarket Services	Corporate/Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from continuing operations	$41,821

Add-back:
Income tax expense	20,837
Interest expense and other	23,459

Operating income (loss)	$86,117	$69,964	$17,149	$8,163	$(9,159)

Amortization of acquired contract liabilities	(8,722)	(8,722)	—	—	—
Depreciation and amortization	26,221	18,774	4,214	3,043	190

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("EBITDA")	$103,616	$80,016	$21,363	$11,206	$(8,969)	*

Net sales	$768,200	$577,700	$123,500	$68,686	$(1,686)

EBITDA Margin	13.5%	13.9%	17.3%	16.3%	n/a

	Six Months Ended September 30, 2010
		Segment Data
	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from continuing operations	$53,401

Add-back:
Income tax expense	30,316
Interest expense and other	35,250

Operating income (loss)	$118,967	$106,030	$35,497	$12,284	$(34,844)

Amortization of acquired contract liabilities	(9,581)	(9,581)	—	—	—
Depreciation and amortization	41,877	26,818	8,403	6,086	570

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("EBITDA")	$151,263	$123,267	$43,900	$18,370	$(34,274)	* *

Net sales	$1,175,409	$809,035	$240,933	$128,483	$(3,042)

EBITDA Margin	12.9%	15.2%	18.2%	14.3%	n/a

*	Includes $1,283 of integration expenses associated with the acquisition of Vought.
* *	Includes $18,650 of acquisition and integration expenses associated with the acquisition of Vought.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Six Months Ended
	September 30,
	2011	2010

Cash provided by operations, before pension contributions	$122,063	$123,616
Pension contributions	60,953	5,908
Cash provided by operations	61,110	117,708
Less:
Capital expenditures	33,920	41,228
Dividends	2,943	1,636
Free cash flow available for debt reduction	$24,247	$74,844

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2011	2011

Calculation of Net Debt
Current portion	$165,451	$300,252
Long-term debt	1,099,091	1,011,752
Total debt	1,264,542	1,312,004
Less: Cash	34,750	39,328
Net debt	$1,229,792	$1,272,676

Calculation of Capital
Net debt	$1,229,792	$1,272,676
Stockholders' equity	1,740,799	1,632,217
Total capital	$2,970,591	$2,904,893

Percent of net debt to capital	41.4%	43.8%

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